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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-62047, Form S-8 No. 333-105178, as amended by Post-Effective Amendment No. 1 to Form S-8) pertaining to the Newell Rubbermaid 401(k) Savings Plan of our report dated June 18, 2003, with respect to the financial statements the Newell Rubbermaid 401(k) Savings Plan included in this Annual Report on Form 11-K for the year ended December 31, 2002.

June 27, 2003                                    /s/ Ernst & Young LLP
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                                                 Ernst & Young LLP